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Exhibit 5.1

March 11, 2011

Threshold Pharmaceuticals, Inc.

1300 Seaport Boulevard , Suite 500

Redwood City, California 94063

Re: 14,313,081 Shares of Common Stock and Warrants to Purchase Up to 5,725,227 Shares of Common Stock of Threshold Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as counsel to Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 14,313,081 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 5,725,227 shares of the Company’s Common Stock (the “Warrant Shares”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-169689) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), the prospectus dated October 15, 2010 (the “Base Prospectus”), and the prospectus supplement dated March 11, 2011, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares, the Warrants and the Warrant Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Restated Certificate of Incorporation of the Company, as amended through the date hereof; (ii) the Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Units; (iv) the Registration Statement; (v) the Prospectus; and (vi) the form of Warrant filed as an exhibit to a Current Report on Form 8-K. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), limitations on the availability of equitable relief, including specific performance, and implied covenants of good faith and fair dealing, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by any laws other than the substantive laws of the State of California and the General Corporation Law of the State of Delaware in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP